Exhibit 99.1

C ORPORATE P RESENTATION M ARCH 2015

Statements in this presentation and of the management or representatives of The Grilled Cheese Truck, Inc. (the “Company”) in connection therewith that relate to beliefs, plans, objectives, goals, expectations, anticipations, intentions and future financial condition, results of operations or business performance constitute “forward - looking statements ”. These forward - looking statements are based on management’s current expectations about future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts, and by words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “project,” “anticipate,” “estimate,” “intend,” “plan” or other similar words or expressions. Any or all of the forward - looking statements in this presentation or made by management during this presentation may turn out to be in accurate or wrong. This can occur as a result of inaccurate assumptions or as a consequence of significant known or unknown risks and uncertainties. The Company addresses these risks in the “Risk Factors” section of its filings with the SEC. Because of these risks and uncertainties, the Company’s actual results may differ materially from those that might be anticipated from its forward - looking statements. Therefore, you are cautioned not to place undue reliance on such forward - looking statements. The Company undertakes no obligation to publicly update any forward - looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. 2

3 Launched in 2009 in Los Angeles by Dave Danhi , a professionally trained and award - winning chef. An American entrepreneurial "emerging growth" company with a brand and gourmet grilled cheese melts, tots, soups and sides and other comfort foods menu that is widely followed throughout the nation within the Gourmet Food Truck Space. The company currently operates and licenses grilled cheese food trucks in the Los Angeles, CA area and Phoenix, AZ and is rolling out into additional markets with the goal of becoming the largest operator in the gourmet grilled cheese space.

The Grilled Cheese Truck Inc. OTCQB: GRLD Stock Price (Trading Commenced Jan. 26 , 2015) $4.86 (2/11/15) Shares Outstanding 19.5M Market Capitalization $95M 52 Wk. Range $6.00 - $4.00 Corporate Headquarters Ft. Lauderdale, FL Web Address www.thegrilledcheesetruck.com 4

5 The Grilled Cheese Truck is a highly recognized food truck throughout the United States with significant brand and media recognition. The Company has expanded its operations to Phoenix AZ, which is managed and operated by a US veteran. The Company entered into agreements for the rights to master franchise arrangements in the following territories; Texas, Illinois, South Dakota, North Dakota, San Diego, Iowa, Nebraska and Nevada, Louisiana, Idaho and Montana. Became a Public Reporting Company with strategic shareholder base of approximately 200 shareholders. Commenced trading on the OTCQB on 1/29/15 .

6 120,000+ Social Media Followers. Significant brand recognition and media features in:

7 Penetrate the Gourmet Grilled Cheese Food Segment through 5 key value drivers: x Grow Truck Business Market Share Through Geographic Expansion x Pursue Accretive Mergers &Acquisitions x Build Out and acquireLow - Cost Brick and Mortar Storefronts x Franchising – 1 st 100 to be operated exclusively by U.S . Veterans x Licensing The Company is pursuing major "gates" of revenue targeting Military Bases, Stadiums, Universities, Motor Sports, Action Sports and Major Team Sporting Event Venues, Large Outdoor Events/Concerts/Festivals, Airports, Malls, Kiosks, Large Churches, Schools, Major Employers and Government Offices, among others.

8 First Mover Advantage leading the food truck industry in the U.S. Highly recognized branding initiatives and media awareness. Experienced Management Team Massive Brand and Media Recognition - Current Social Media base of 120,000 followers . Low - Cost entry with industry leading per unit revenue and cash flow. Partnering with U.S. Veterans. Young Fleet of Trucks. General Wesley Clark implementing Veteran Program.

9 The Grilled Cheese Truck Inc. Vision Is To Be The Nation’s Largest Gourmet Grilled Cheese Sandwich Concept. “The “Gourmet Grilled Cheese” is the new QSR (Quick Serve) segment, and we believe it can be as significant to the millennial generation as pizza was to the baby boomers .” Al Hodges, CEO

The Quick Serve (QSR) industry is projected to generate $203.68 billion in revenues during 2014 in the U.S. (1) The U.S. accounts for 58% of global QSR industry revenue. (2) U.S. households spend approximately $2,619 per year on food away from home. (3) Management believes more consumers patronizing QSRs offering gourmet food. 1. Statista , 2. IbisWorld , 3. National Restaurant Assoc. 10

Food trucks are expected to generate between 3% and 4% of the $2.7 billion total restaurant revenue by 2017, a fourfold increase from 2012. (1) The industry is highly fragmented with no dominant national industry player. (1) Food trucks have become a viable market segment with significant competitive advantages over traditional Brick & Mortar establishments. (1) Over 90% of survey respondents in an industry study rate food truck food quality as either good or excellent . (1) 1. IbisWorld 11

Historical “Mature” Truck Performance: ▪ Based on audited financial statements for the 12 month period ended June 30, 2013, our mature trucks (operations for more than 12 months) achieved average sales per - truck during that period of approximately $691,406 . During this period, the average mature truck operating income (after all costs of goods sold and all expenses of the truck but before kitchen, administrative and corporate overhead) was $234,766.00 and sales per square foot of $ 3,928.00 per truck. Management believes The Grilled Cheese Truck Inc. is the first national gourmet food truck company . We believe hiring and partnering with veterans, based upon the training , leadership and skill sets learned in the military, will allow GCT to be leaders in this emerging industry . 12

General Wesley Clark serves as the Vice Chairman of The Board of Directors of the Grilled Cheese Truck . General Clark is actively involved in and oversees implementation of our veteran program, which provides an opportunity for our nation’s veterans as well as the Company’s demonstrated support of nonprofit organizations. The Grilled Cheese Truck is committed to helping veterans interested in starting their own business and supporting those looking for jobs where they can earn above the minimum wage by providing Veterans the training and support necessary to own and operate their own business as franchise operators. The Company goal is to provide qualified veterans a place to start a new life for themselves and their families including livable wages and part time health and stock option benefits. 13

Committed to becoming the industry leading public company through organic growth strategy, franchising, licensing and targeted acquisitions. Expand current company operations (Southern California & Arizona from 9 to 20 trucks . Implement Joint Venture(s) for truck and storefront expansion . Hire industry leading executive management (QSR proven CFO, COO) . Develop relationships with national food service operators . Commence Franchise Operations with first 100 Franchises offered to US Veterans. 14

15 Revenue( ttm ) Trailing P/E(ttm, intraday) Forward P/E(fye Dec 30,2014) EPS(ttm) Zoe ’ s Kitchen Potbelly (PBPB) 298.46M NA 72.21 - 1.22 Noodles (NDLS) 337.38M 180.02 71.68 0.22 Chipotle Mexican Grill (CMG) 3.07B 52.98 40.36 9.87 Buffalo Wild Wings (BWLD) 1.23B 41.77 32.01 3.58 Panera Bread Company (PNRA) 2.29B 26.89 24.22 6.61 Starbucks (SBUX) 14.89B 8,063.99 25.36 0.01 Dunkin Brands Group (DNKN) 692.37M 37.59 26.90 1.29 McDonald's (MCD) 27.96B 17.41 16.21 5.54 Yum Brands (YUM) 13.06B 31.75 21.05 2.39 * Source: Yahoo Finance as of December 3, 2013 Quick Serve Segment Comparison

Retired U.S. General Wesley Clark



- General Clark is currently the Vice Chairman of the Board of Director, as of July 12, 2013, and has served as our Senior Veterans Advisor.
- General Clark is a highly decorated, retired four-star general and successful businessman. General Clark spent 34 years in the Army and Department of Defense, receiving many military decorations, several honorary knighthoods, and a Presidential Medal of Freedom.
- From 1997 to 2000, after receiving his fourstar general rank, General Clark became widely recognized in his role commanding Operation Allied Force during the Kosovo War, where he was designated the Supreme Allied Commander Europe for NATO.
- Since March 2003, he has been the Chairman and CEO of Wesley K. Clark & Associates, a strategic advisory firm that he founded that same year.
- From 2007 to 2012, General Clark was Chairman of Rodman & Renshaw Holding, LLC, a NY-based investment bank.
- General Clark graduated valedictorian at West Point and received a Rhodes Scholarship to the University of Oxford.

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Mr. Lee is currently our Executive Chairman of the Board of Directors and interim Chief Executive Officer. From June 24, 2013 to September 6, 2013, Mr. Lee served as our Principal Financial Officer and has served as our Chairman of the Board since July 2012. Mr. Lee is an entrepreneur and an experienced capital markets executive. Mr. Lee was the Founder, Chairman and Chief Executive Officer of U.S. Dry Cleaning, the largest operator of dry cleaning operations in the United States. Mr. Lee was an independent investor from 2001 through 2005 and became Chairman of U.S. Dry Cleaning in 2005. Mr. Lee successfully restructured the company in 2010 and 2011 pursuant to a Chapter 11 reorganization, positioning the company for the next generation of activity, overseeing financing, secured new management and oversaw the development of a pipeline of accretive acquisitions Mr. Lee’s career spans 30 years of retail consumer experience. He has opened, acquired, managed, and operated over 500 video retail stores from 1981 through 2000. As CEO or Chairman, he lead and completed Reverse Mergers, an IPO, multiple M&A transactions, having generated over $100 million in capital formation through both institutional and high net worth investors. Mr. Lee led the growth of Video City, Inc., a formerly California - based operator of video retail stores, from an 18 store regional chain to more than 130 video rental stores located in 12 states. As of March 2000 (following the sale of forty - nine stores located in Oregon and Washington to Blockbuster, Inc.), in conjunction with management of the operations of West Coast Entertainment Corporation, Video City owned or managed 307 corporate stores and an additional 80 franchised locations. 17

Prior to joining The Grilled Cheese Truck Inc., Mr. Hodges served as Vice President of Operations for Smoothie King Franchise, Inc., Vice President of Food and Beverage for Mapco Mart Express and as Vice President of Operations Fazoli’s System Management, Inc.. Mr. Hodges also served as Dunkin’ Brands Region Vice President and Vice President Eastern Seaboard where he lead a two year operations initiative known as “Dunkin Wins,“ that restructured the field organization, established metrics for outcome based performance drivers and implemented guest satisfaction measures that corrected three years of negative same - store sales and declining customer transactions. His executive leadership position at Dunkin’ included multi - site operations and strategic business planning for over 4,600 stores with 5 billion in revenues, annually opening 150 to 350 locations throughout the nation. Previously, Mr. Hodges held multi - unit executive positions with the RTM Restaurant Group as a Region President/Partner and franchisee owner where he acquired and built over 200 restaurants concepts. He served as Vice President of Marketing / Vice President of Operations Special Concepts with Cinnabon , Inc. repositioning the brand. Mr. Hodges spent a sixteen year career at Target Stores that included many acquisitions, re - branding and the opening of 10 to 28 stores at time, with eight years as National Director of Food Operations as a key member of the team that developed the first Super Target concept, helping the chain to grow from 80 locations to nearly 800 in his career. Mr. Hodges has served on the Board of Directors of the American Cancer Society, the United Cerebral Palsy, and the Alabama Sports Foundation and presided as Chairman of the Board for Kid One Transport, an organization that provides transportation to the doctor for those that could not afford to do so in the black belt of Alabama. He also served on the Presidents Council for the University of Alabama. Mr. Hodges has been a featured speaker at both the MUFSO and COEX Conventions as a Retail Food Service Specialist. He attended the University of Missouri at St. Louis and Jarvis Christian College in Hawkins, Texas. 18

Mr. Goldstein has served as our Director, President and Interim Chief Financial Officer since September 6, 2013. Mr. Goldstein was also our founder and served as our president and director from December 31, 2009 to April 12, 2012. Mr. Goldstein is a seasoned entrepreneur and an experienced capital markets executive. Mr. Goldstein served as the Founder, Chief Executive Officer and Director of Grandview Capital, Inc., a registered broker - dealer and an investment banking and securities brokerage firm from December 2006 to April 2012. Mr. Goldstein has also served as the Founder, CEO and Chairman of Grandview Capital Partners. Inc. since December, 1999 a FINRA registered Broker Dealer from 2006 to 2012 and an office of supervisory jurisdiction at Blackwall Capital Markets, Inc., from May 14, 2012 until September 9, 2013. Mr. Goldstein served as the Co - Founder, Chairman of the Board of Directors, Principal Financial Officer and Treasurer of Staffing 360 Solutions, Inc. Mr. Goldstein’s career spans 25 years of providing financial, operational and organizational consulting services to private and public emerging growth companies within the U.S. and international markets. Mr. Goldstein has an MBA in International Business from the University of Miami and holds the Series 7, 24, 79, 99 and 66 registrations with FINRA. He is also a member of the National Investment Banking Association. 19

For More Information

Please contact

Peter Goldstein
954-467-8170
peter@thegrilledcheesetruck.com

Robbie Lee
646-588-8300
robbie@thegrilledcheesetruck.com

Investor Relations Inquiries:

Scott Gordon
President, CorProminence LLC
516 222 2560
scottg@corprominence.com

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